Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of Gabelli Pet Parents’ Fund™.

/s/PricewaterhouseCoopers LLP
New York, New York
June 13, 2018